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                             PROMISSORY NOTE PAYABLE





$200,000.00                                                     September 9,1996





ON DEMAND, for value received, Amerigon Incorporated promises to pay to the order of Lon E. Bell, two hundred thousand dollars in lawful money of the United States of America, at Monrovia, California, with interest at the rate of eight percent (8%) per annum. Should suit be commenced to enforce payment of this note, Amerigon Incorporated promises to pay such additional sum as the court may adjudge reasonable as attorney's fees in said suit.

                              Amerigon lncorporated


                              /s/ R. John Hamman, Jr.
                              ------------------------------------
                              by R. John Hamman, Jr.
                                   Vice President